Exhibit (h)(3)

Monroe capital CORPORATION

Common Stock

(par value $0.001 per share)

Amended and Restated At Market Issuance Sales Agreement

May 12, 2017

FBR Capital Markets & Co.

1300 North 17th Street, Suite 1400

Arlington, VA 22209

Ladies and Gentlemen:

Each of Monroe Capital Corporation, a Maryland corporation (the “Company”), Monroe Capital BDC Advisors, LLC, a Delaware limited liability company (the “Adviser”), registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”), and Monroe Capital Management Advisors, LLC, a Delaware limited liability company (the “Administrator”) and FBR Capital Markets & Co. (the “Agent”), are parties to that certain At the Market Issuance Sales Agreement dated February 6, 2015, as amended by Amendment No. 1 to At Market Issuance Sales Agreement dated July 1, 2016 (the “Original Sales Agreement”). The Company, the Advisor, the Administrator and the Agent desire to amend and restate the Original Sales Agreement with this agreement (the “Agreement”), as follows:

1.          Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement and on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as agent and/or principal, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $50 million (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Common Stock issued and sold under this Agreement (such Common Stock being referred to herein as the “Placement Shares”) shall be the sole responsibility of the Company and that the Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.

The Company has entered into (i) an Investment Advisory and Management Agreement (the “Advisory Agreement”) with the Adviser, dated as of October 22, 2012 and (ii) an Administration Agreement (the “Administration Agreement”) with the Administrator, dated as of October 22, 2012. The Adviser has entered into a Staffing Agreement with the Administrator, dated as of October 22, 2012.

The Company has also entered into a separate Amended and Restated At Market Issuance Sales Agreement, dated as of even date herewith (the “Alternative Sales Agreement”), pursuant to which it may, from time to time during the term of such Alternative Sales Agreement, issue and sell through or to JMP Securities LLC (the “Alternative Agent”), acting as agent and/or principal, the Placement Shares.

The Company has filed with the Commission, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), a registration statement on Form N-2, including a base prospectus, relating to certain securities, including the Placement Shares, to be issued from time to time by the Company. The Company will prepare and file with the Commission in accordance with Rule 497 under the Securities Act Regulations a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Placement Shares (the “Prospectus Supplement”). The Company will furnish to the Agent, for use by the Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it became effective, including all documents filed as a part thereof, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 497 of the Securities Act Regulations or deemed to be part of such registration statement pursuant to Rule 430C of the Securities Act Regulations is herein called the “Registration Statement.” The base prospectus and the Prospectus Supplement most recently filed by the Company with the Commission pursuant to Rule 497 of the Securities Act Regulations at each Applicable Time is herein called the “Prospectus.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “disclosed,” “included,” “filed as part of” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

2.          Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the Parties), a form of which notice is attached hereto as Schedule 1 (a “Placement Notice”), of the proposed terms for such Placement, which shall at a minimum include the number of Placement Shares, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day and any minimum price below which sales may not be made. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective unless and until (i) the Agent declines in writing to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder have been sold, (iii) the Company suspends or terminates the Placement Notice or (iv) the Agreement has been terminated under the provisions of Section 13. The amount of compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2 (the “Compensation”). It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

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3.          Sale of Placement Shares by the Agent.

(a)          Subject to the terms and conditions of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Global Market (the “Exchange”), to sell the Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Schedule 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice and the terms and conditions set forth herein, the Agent agrees that (i) all sales of Placement Shares by the Agent will be made only by methods deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act Regulations and (ii) any other sales of the Placement Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent. “Trading Day” means any day on which Common Stock is purchased and sold on the Exchange. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Placement Shares shall only be effected by or through the Agent or the Alternative Agent on any single given day, but in no event by more than one of them, and the Company shall in no event request that the Agent and the Alternative Agent sell Placement Shares on the same day.

(b)          During the term of this Agreement, neither the Agent nor any of its affiliates or subsidiaries shall engage, either directly or indirectly, in (i) any short sale of any security of the Company, (ii) any sale of any security of the Company that the Agent does not own or any sale which is consummated by the delivery of a security of the Company borrowed by, or for the account of, the Agent or (iii) any market making, bidding, purchasing, stabilization or other trading activity with regard to the Common Stock, or attempting to induce another person to do any of the foregoing, if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. Neither the Agent nor any of its affiliates or subsidiaries shall engage in any proprietary trading or trading for the Agent’s (or its affiliates’ or subsidiaries’) own account. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent and the Company, and then only to the extent permitted by law and the rules and regulations of the Exchange.

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4.          Suspension of Sales. The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other Party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other Party set forth on Schedule 3), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one or more of the individuals named on Schedule 3 hereto, as the case may be, as such Schedule may be amended from time to time.

5.          Settlement.

(a)          Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent, after deduction for (i) the Agent’s Compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)           Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee a reasonable period of time prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. The Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, each Settlement Date. If the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date through no fault of the Agent, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or reasonable documented expense (including reasonable documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent (without duplication) any commission to which it would otherwise have been entitled absent such default.

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(c)          Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement and the Alternative Sales Agreement would exceed the lesser of (A) the Maximum Amount, (B)  the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing, or (C) the amount available for offer and sale under the currently effective Registration Statement. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than (i) the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee or (ii) at a price (net of the Agent’s commission or other compensation for such sales payable by the Company pursuant to this Agreement) lower than the Company’s then current net asset value per share (as calculated pursuant to the 1940 Act, as amended, and the rules and regulations promulgated thereunder (the “1940 Act”)), unless the Company has received the requisite approval from stockholders as required pursuant to the 1940 Act.

6.          Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Agent, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with the Agent, that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different time:

(a)          Registration Statement and Prospectus. The Company meets the requirements for use of Form N-2 under the Securities Act. The Registration Statement has been declared effective under the Securities Act. The Prospectus will name the Agent as the agent in the section entitled “Plan of Distribution.” No stop order of the Commission preventing or suspending any Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose will have been instituted by the Commission or are pending or, to the knowledge of the Company, are contemplated by the Commission. The Registration Statement and, assuming no act or omission on the part of the Agent that would make such statement untrue, the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 of the Securities Act Regulations and comply in all material respects with Rule 415 of the Securities Act Regulations. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus and any such amendments or supplements that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus. The Common Stock is currently listed on the Exchange under the trading symbol “MRCC.” Except as disclosed in the Registration Statement, the Company has not, in the 12 months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of the Exchange. Except as disclosed in the Registration Statement or the Prospectus, the Company has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

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(b)          No Misstatement or Omission. At the respective times the Registration Statement and any post-effective amendment there, became effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, complied and will comply in all material respects with the requirements of the Securities Act. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the respective dates thereof and at each Applicable Time, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by or on behalf of the Agent expressly for use therein.

(c)          EGC Status. Since the formation of the Company, and until December 31, 2017, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(d)          Financial Information. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related notes and schedules, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate); the other financial data with respect to the Company contained in the Registration Statement and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, or the Prospectus that are not included as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (including the exhibits thereto), and the Prospectus which are required to be described in the Registration Statement or the Prospectus (including exhibits thereto); and all disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

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(e)          Conformity with EDGAR Filing. The Prospectus delivered to the Agent for use in connection with the sale of the Placement Shares pursuant to this Agreement will be substantially identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(f)          Organization. The Company is, and will be, duly organized, validly existing as a corporation and in good standing under the laws of the State of Maryland. The Company is, and will be, duly qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct its businesses as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have or reasonably be expected to have, a material adverse effect on the business, operations, properties, financial condition, prospects, stockholder’s equity or results of operations of the Company taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby (a “Company Material Adverse Effect”).

(g)          Subsidiaries. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) Monroe Capital Corporation SBIC, LP, MCC SBIC GP, LLC, and MC Forest Park Lender, LLC, (ii) those corporations or other entities described in the Registration Statement and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company,” and collectively, the “Portfolio Companies”) and (iii) 100% interests in tax blocker companies that hold equity interests in one or more Portfolio Companies. Except as otherwise disclosed in the Registration Statement and the Prospectus, as of the date set forth therein, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies.

(h)          No Violation or Default. Except as set forth in the Registration Statement or the Prospectus, the Company is not and the performance of its obligations under this Agreement will not result in a (i) violation of its charter or by-laws or similar organizational documents; (ii) default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder shall not cause a default under any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for any such default that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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(i)          No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any Company Material Adverse Effect, (ii) other than this Agreement and the Alternative Sales Agreement, any transaction which is material to the Company taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company which is material to the Company taken as a whole, (iv) any material change in the capital stock (other than (a) as a result of the sale of Placement Shares, (b) as described in a proxy statement filed on Schedule 14A, or (c) changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares pursuant to the Company’s dividend reinvestment plan) or outstanding long-term indebtedness of the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, other than in each case above (A) in the ordinary course of business, (B) as otherwise disclosed in the Registration Statement or Prospectus or (C) where such matter, item, change, or development would not make the statements in the Registration Statement or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(j)          Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus. Except as disclosed in or contemplated by the Registration Statement or the Prospectus, including pursuant to the Company’s dividend reinvestment plan, as of the date referred to therein, the Company did not have reserved or available for issuance any shares of Common Stock in respect of options, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(k)          Portfolio Companies. The Company has duly authorized, executed and delivered and currently is a party to or payee with respect to the promissory notes and other agreements evidencing the investments described in the Registration Statement and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”). Except as otherwise disclosed in the Registration Statement and the Prospectus, and to the Company’s knowledge, each Portfolio Company is current in all material respects with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Company Material Adverse Effect.

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(l)          Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized, executed and delivered by the Company in accordance with the 1940 Act and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(m)          Authorization of Placement Shares. The Placement Shares, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim (other than any pledge, lien, encumbrance, security interest or other claim arising from an act or omission of the Agent or a purchaser), including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Placement Shares, when issued, will conform in all material respects to the description thereof set forth in the Prospectus.

(n)          No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority having jurisdiction over the Company is required for the execution, delivery and performance by the Company of this Agreement, or the issuance and sale by the Company of the Placement Shares as contemplated hereby, except for the registration of the Placement Shares under the Securities Act, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under the Exchange Act and applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Exchange in connection with the sale of the Placement Shares by the Agent.

(o)          No Preferential Rights. Except as set forth in the Registration Statement or the Prospectus, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Stock, upon the vesting of restricted stock units, or upon the exercise of options or vesting of restricted stock units that may be granted from time to time under the Company’s stock incentive plans, if any), (ii) no Person has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company from the Company which have not been duly waived with respect to the offering contemplated hereby, and (iii) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated thereby or otherwise, except for such rights as have been waived on or prior to the date hereof.

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(p)          Independent Registered Public Accounting Firm. RSM US LLP (the “Accountant”), whose report on the financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and included in the Registration Statement, are and, during the periods covered by their report, were an independent public registered accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).

(q)          No Litigation. Except as set forth in the Registration Statement or the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company is a party or to which any property of the Company is the subject that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Company Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement (collectively, the “Actions”); to the Company’s knowledge, no such Actions are threatened by any governmental or regulatory authority or threatened by others that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Company Material Adverse Effect; and (i) there are no current or pending legal, governmental or regulatory actions, suits, proceedings or, to the Company’s knowledge, investigations that are required under the Securities Act to be described in the Prospectus that are not described in the Prospectus; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(r)          Licenses and Permits. Except as set forth in the Registration Statement or the Prospectus, the Company possesses or has obtained, all governmental licenses, certificates, consents, orders, approvals, permits and other authorizations necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Registration Statement or the Prospectus, the Company has not received written notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(s)          No Material Defaults. The Company has not defaulted on any installment on indebtedness for borrowed money or on any rental or one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental or one or more long-term leases.

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(t)          Advisory Agreement. The terms of the Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and the approvals by the board of directors and the Company’s stockholders have been obtained in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(u)          Certain Market Activities. Neither the Company, nor, to the Company’s knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(v)         Broker/Dealer Relationships. Except as disclosed to counsel for the Agents, neither the Company nor any of its related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual). Except as disclosed to counsel for the agents, to the Company’s knowledge, no officer or director of the Company is an associated person of a FINRA registered broker-dealer firm.

(w)          No Reliance. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(x)          Taxes. Except as disclosed in the Registration Statement or the Prospectus, the Company has filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not reasonably be expected to have a Company Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been asserted or threatened against it which would have a Company Material Adverse Effect.

(y)          Title to Property. Except as set forth in the Registration Statement or the Prospectus, the Company has good and marketable title to all personal property (excluding Intellectual Property, which is addressed below) described in the Registration Statement or Prospectus as being owned by it that are material to the business of the Company, in each case free and clear of all liens, encumbrances and claims, except for any failure to have good and valid title for any liens, encumbrances and claims that (i) do not materially interfere with the use made of such property by the Company or (ii) would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. The Company owns no real property.

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(z)          Intellectual Property. Except as set forth in the Registration Statement or the Prospectus, the Company owns, licenses, or possesses adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of its business as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; except as disclosed in writing to the Agent, the Company has not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict would reasonably be expected to result in a Company Material Adverse Effect; the Company has not received any written notice of any claim challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company which claim would reasonably be expected to result in a Company Material Adverse Effect.

(aa)         Disclosure Controls. The Company maintains systems of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Prospectus). Except as set forth in the Registration Statement or the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb)         Sarbanes-Oxley. Except as set forth in the Registration Statement or Prospectus, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

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(cc)         Finder’s Fees. The Company has not incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Agent pursuant to this Agreement.

(dd)         Labor Disputes. As of the date hereof, the Company does not have, and as of any Settlement Date, the Company will not have, any employees. To the knowledge of the Company, no labor disturbance by or dispute with employees of the Adviser exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Company Material Adverse Effect.

(ee)         1940 Act. The Company is not, and after giving effect to the offering and sale of the Placement Shares will not be a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are defined in the 1940 Act.

(ff)         Operations. The operations of the Company are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”), except as would not reasonably be expected to result in a Company Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)         Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that would reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), in each case that are required to be described in the Prospectus, which have not been described as required.

(hh)         Underwriter Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” transaction other than the Alternative Sales Agreement.

(ii)         Margin Rules. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Placement Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Placement Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

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(jj)         Insurance. Except as set forth in the Registration Statement or the Prospectus, the Company maintains insurance in such amounts and covering such risks as the Company reasonably believes are adequate for its business and customary for companies of similar size engaged in similar businesses in similar industries.

(kk)         No Improper Practices. Except as set forth in the Registration Statement or the Prospectus, (i) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, any affiliate, on the one hand, and the directors, officers and stockholders of the Company on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (ii) no relationship, direct or indirect, exists between or among the Company or any affiliate, on the one hand, and the directors, officers, stockholders or directors of the Company, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; (iii) except as described in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company to or for the benefit of any of its officers or directors or any of the members of the families of any of them; (iv) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully a trade journalist or publication to write or publish favorable information about the Company or any of its products or services; and, (v) neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

(ll)         Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 of the Securities Act Regulations at the times specified in Rules 164 and 433 of the Securities Act Regulations in connection with the offering of the Placement Shares.

(mm)         No Conflicts. Neither the execution of this Agreement by the Company, nor the issuance, offering or sale of the Placement Shares, nor the consummation by the Company of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company is a party or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches, defaults and liens, charges and encumbrances that would not reasonably be expected to have a Company Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the certificate of incorporation or bylaws of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except where such violation would not reasonably be expected to have a Company Material Adverse Effect.

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(nn)         1940 Act. The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the 1940 Act; the Company BDC Election remains in full force and effect, and, to the Company’s actual knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance with the provisions of the 1940 Act applicable to business development companies and the rules and regulations of the Commission thereunder applicable to business development companies, except where such non-compliance would not reasonably be expected to result in a Company Material Adverse Effect.

(oo)         RIC Status. The Company has elected (which election has not been revoked) to be treated, and intends to be continue to operate its business so as to qualify, as a regulated investment company (“RIC”) under Subchapter M of the Code. The Company intends to direct the investment of the net proceeds received by it from the sale of the Placement Shares in the manner specified in the Registration Statement and the Prospectus under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(pp)         Affiliated Persons. Except as disclosed in the Registration Statement and the Prospectus (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Agent.

(qq)         Stock Transfer Taxes. On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid by the Company in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with by the Company in all material respects.

(rr)         Certificates. Any certificate in the form of Exhibit 7(l)(1) or Exhibit 7(l)(2) signed by an executive officer of the Company and delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to the Agent under this Agreement as to the matters set forth therein.

6A.           Representations of Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to the Agent as of the date hereof and as of each Applicable Time and agree with the Agent as follows:

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(a)          Material Adverse Effect. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the earnings, business affairs, operations or regulatory status of the Adviser or the Administrator or any of their respective subsidiaries, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Company Material Adverse Effect, or would otherwise reasonably be expected to prevent (i) the Adviser from carrying out its obligations under the Advisory Agreement or (ii) the Administrator from carrying out its obligations under the Administration Agreement or the Staffing Agreement (an “Adviser/Administrator Material Adverse Effect”).

(b)          Organization. Each of the Adviser and the Administrator has been duly organized and is validly existing limited liability company in good standing under the laws of the State of Delaware, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has the requisite power and authority to execute and deliver and perform its obligations under the Advisory Agreement; the Administrator has the requisite power and authority to execute and perform its obligation under the Administration Agreement and the Staffing Agreement; and each of the Adviser and the Administrator are duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in an Adviser/Administrator Material Adverse Effect.

(c)          Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Advisory Agreement for the Company as contemplated by the Registration Statement and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could reasonably be expected to lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.

(d)          No Litigation. There is no action, suit or proceeding or, to the knowledge of the Adviser or the Administrator, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting the Adviser or the Administrator which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in an Adviser/Administrator Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Advisory Agreement, the Administration Agreement or the Staffing Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and/or the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect.

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(e)          No Defaults. Neither the Adviser nor the Administrator is in violation of its certificate of formation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject (collectively, the “Adviser/Administrator Agreements and Instruments”), except for such defaults that would not reasonably be excepted to result in an Adviser/Administrator Material Adverse Effect, or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not reasonably be expected to result in an Adviser/Administrator Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Advisory Agreement, the Administration Agreement or the Staffing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Adviser and the Administrator with its respective obligations hereunder and under the Advisory Agreement, the Administration Agreement or the Staffing Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to the Adviser/Administrator Agreements and Instruments, except for such violations or defaults that would not reasonably be expected to result in an Adviser/Administrator Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Adviser or the Administrator; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or any of its assets, properties or operations except for such violations that would not reasonably be expected to result in an Adviser/Administrator Material Adverse Effect.

(f)          Authorization; Enforceability. Each of this Agreement, the Administration Agreement and the Staffing Agreement have been duly authorized, executed and delivered by the Adviser and the Administrator. (A) The Advisory Agreement is valid and binding obligation of the Advisor, and (B) each of this Agreement, the Advisory Agreement, the Administration Agreement and the Staffing Agreement is a valid and binding obligation of the Adviser and the Administrator, enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(g)          No Consents Required. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of their respective obligations hereunder, or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained under the Securities Act and the 1940 Act.

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(h)          No Misstatement or Omission. The descriptions of the Adviser and the Administrator contained in the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(i)          Licenses and Permits. Each of the Adviser and Administrator possesses such licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it (“Governmental Licenses”), except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in an Adviser/Administrator Material Adverse Effect; each of the Adviser and the Administrator is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in an Adviser/Administrator Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in an Adviser/Administrator Material Adverse Effect; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser/Administrator Material Adverse Effect.

(j)          Key Employees. Neither the Adviser nor the Administrator is aware that (i) any executive, key employee or significant group of employees of the Adviser or the Administrator plans to terminate employment with the Adviser or the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Adviser or the Administrator, except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.

7.          Covenants of the Company. The Company covenants and agrees, and the Adviser and the Administrator jointly and severally covenant and agree, with the Agent that:

(a)          Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act (the “Prospectus Delivery Period”), (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus unless a copy thereof has been submitted to the Agent within two business days before the filing and the Agent has not reasonably objected thereto within the two business day period (provided, however, that (A) the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing if such filing does not name the Agent or does not relate to the transactions contemplated hereunder; provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to provide the Agent with such copy shall be to cease making sales under this Agreement), and (iii) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to Rule 497 of the Securities Act within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

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(b)          Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus.

(c)          Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will use its reasonable best efforts to comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if during the Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus or file a new registration statement to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay any such amendment or supplement if, in the judgment of the Company, it is in the best interests of the Company to do so.

(d)          Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as the Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

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(e)          Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period, in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

(f)          Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g)          Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(h)          Notice of Other Sales. Without the prior written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to the Agent hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); provided, however, that such restrictions will not be required in connection with the Company’s issuance, grant or sale of (i) Common Stock pursuant to the Company’s dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) whether now in effect or hereafter implemented; (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent and (iii) Common Stock, or securities convertible into or exercisable for Common Stock, offered and sold in a privately negotiated transaction to vendors, customers, investors, strategic partners or potential strategic partners who are qualified institutional buyers or persons that are “accredited investors” within the meaning of such term under Rule 501 of the Securities Act Regulations conducted in a manner so as not to be integrated with the offering of Common Stock hereby.

(i)          Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.

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(j)          Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agent or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices or such other location mutually agreed to by the parties, as the Agent may reasonably request.

(k)          Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission pursuant to Rule 497 of the Securities Act Regulations, which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares or, if any such prospectus supplement is not filed pursuant to Rule 497, otherwise include such information in the Company’s Exchange Act filings on such dates as shall be required by the Exchange Act, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market, if applicable.

(l)          Representation Dates; Certificate. On the date of this Agreement and each time during the term of this Agreement the Company files a Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares that includes updated financial information as of the end of the Company’s most recent quarterly period or fiscal year, as applicable (a “Quarterly 497 Filing” by means of a post-effective amendment, sticker, or supplement, each such event shall be deemed a “Representation Date”), each of the Company, the Adviser and the Administrator shall furnish the Agent with a certificate, in the form attached hereto as Exhibit 7(l)(1) and 7(l)(2), respectively. The requirement to provide certificates under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company makes a Quarterly 497 Filing containing updated annual audited financial statements. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(l), then before the Company delivers the Placement Notice or the Agent sells any Placement Shares, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(l), dated the date of the Placement Notice.

(m)          Legal Opinion. On or prior to the date of the first Placement Notice given hereunder, the Company shall cause to be furnished to the Agent written opinions and assurances of Nelson Mullins Riley & Scarborough LLP (“Company Counsel”), or other counsel reasonably satisfactory to the Agent, in form and substance reasonably satisfactory to the Agent. Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable, the Company shall cause to be furnished to the Agent a letter of Company Counsel in form and substance reasonably satisfactory to the Agent.

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(n)          Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days of each Representation Date on which the Company makes a Quarterly 497 Filing containing updated annual audited financial statements, with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l)(1) for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Agent a letter, dated as of such date (the “Comfort Letter”), (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o)          Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Placement Shares or (ii) sell, bid for, or purchase the Placement Shares, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent.

(p)          ECG Status. The Company agrees to promptly notify the Agent if the Company ceases to be an Emerging Growth Company at any time prior to completion of the distribution of the Placement Shares within the meaning of the Securities Act.

8.          Representations and Covenants of the Agent. The Agent represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which the Agent is exempt from registration or such registration is not otherwise required. The Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which the Agent is exempt from registration or such registration is not otherwise required, during the term of this Agreement. The Agent will comply with all applicable law and regulations, including but not limited to Regulation M, in connection with the transactions contemplated by this Agreement, including without limitation, the issuance and sale through the Agent of the Placement Shares.

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9.          Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, in such number as the Agent shall deem reasonably necessary, (ii) the printing and delivery to the Agent of this Agreement and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the reasonable fees and disbursements of counsel to the Agent and the Alternative Agent in an aggregate amount not to exceed $25,000; (vi) the fees and expenses of the transfer agent and registrar for the Common Stock, and (vii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

10.         Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Adviser herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review of the Company that is satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a)          Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)          No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus which have not, as of the time of such Placement, been so made; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which changes shall not, as of the time of such Placement, have been so made.

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(c)          No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the reasonable opinion of the Agent is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)          Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Company Material Adverse Effect or Adviser Material Adverse Effect, or any development that would reasonably be expected to cause a Company Material Adverse Effect or Adviser Material Adverse Effect that, in each case, in the reasonable judgment of the Agent, would materially impair the ability of the Agent to sell the Placement Shares hereunder.

(e)          Legal Opinion. The Agent shall have received the opinions of Company Counsel required to be delivered pursuant Section 7(m) on or before the date on which such delivery of such opinions are required pursuant to Section 7(m).

(f)          Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(n).

(g)          Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(h)          Secretary’s Certificate. On or prior to the First Delivery Date, the Agent shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to the Agent and its counsel.

(i)          No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

(j)          Securities Act Filings Made. All filings with the Commission required by Rule 497 of the Securities Act Regulations to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497.

(k)          Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(l)          No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 13(a).

(m)          FINRA. FINRA shall have confirmed that it has no objection with respect to the fairness and reasonableness of the terms and arrangements set forth herein.

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11.         Indemnification and Contribution.

(a)          Company, Adviser and Administrator Indemnification. Each of the Company, the Adviser and the Administrator, jointly and severally, agrees to indemnify and hold harmless the Agent, its partners, members, directors, officers, employees and agents and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii)        against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent or the Alternative Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(b)          Agent Indemnification. The Agent agrees to indemnify and hold harmless the Company, the Adviser and the Administrator and their respective directors and officers who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense whatsoever as incurred, arising out of or based upon untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use therein.

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(c)          Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party and a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)          Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Adviser and the Administrator, on the one hand or the Agent on the other hand, the Company, the Adviser and the Administrator, on the one hand and the Agent on the other hand will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company, the Adviser or the Administrator from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act or Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Adviser, the Administrator and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Adviser, the Administrator on the one hand and the Agent on the other hand. The relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (net of Compensation to the Agent but before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, the Adviser or the Administrator, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser, the Administrator or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Adviser, the Administrator and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), the Agent shall not be required to contribute any amount in excess of the Compensation received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of the Agent, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

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12.         Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto, or of the Agent herein, shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

13.         Termination.

(a)          The Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that is reasonably likely to result in a Material Adverse Effect, that in the reasonable judgment of the Agent would materially impair the ability of the Agent to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such that in the reasonable judgment of the Agent, would materially impair the ability of the Agent to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (iii) if trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (iv) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (v) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (vi) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 13(a), the Agent shall provide the required notice as specified in Section 14 (Notices).

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(b)          (i)          The Company shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(ii)         If the Agent declines any commercially reasonable placement notice pursuant to clause (i) of Section 2 of this Agreement, then the Company shall have the right to terminate this Agreement by giving written notice of termination to the Agent. Any such termination shall be effective immediately upon a delivery of a termination notice by the Company to the Agent.

Any termination pursuant to Section 13(b) shall be without liability of any party to any other party except that (i) with respect to any pending sale through the Agent for the Company, the obligations of the Company, including in respect of Compensation of the Agent, shall remain in full force and effect notwithstanding such termination and (ii) the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial), and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

(c)          The Agent shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial), and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

(d)          Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the earlier to occur of (i) the three (3) year anniversary of the date hereof or (ii) the issuance and sale of all of the Placement Shares through the Agent on the terms and subject to the conditions set forth herein, except that, in either such case, the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial), and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

(e)          This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties. Upon termination of this Agreement, the Company shall not have any liability to the Agent for any Compensation with respect to any Placement Shares not otherwise sold by the Agent under this Agreement.

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(f)          Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

14.         Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agent, shall be delivered to:

FBR Capital Markets & Co.

1300 North 17th Street, Suite 1400

Arlington, VA 22209

Attention: Legal Department

E-mail: atmadmin@fbr.com

with a copy (which shall not constitute notice) to:

Duane Morris LLP

One Riverfront Plaza

1037 Raymond Boulevard, Suite 1800

Newark, NJ 07102

Attention: James T. Seery

Email: JTSeery@duanemorris.com

and if to the Company, Adviser or Administrator shall be delivered to:

Monroe Capital Corporation

311 South Wacker Drive, Suite 6400

Chicago, IL 60606

Attention: Theodore L. Koenig

Telephone: (312) 523-2360

Email: tkoenig@monroecap.com

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900
Washington, DC 20001

Attention: Jonathan H. Talcott

Telephone: (202) 712-2806

Email: jon.talcott@nelsonmullins.com

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Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the Business Day actually received if delivered by a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party in this Section 14 or on Schedule 3 hereof or under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15.         Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, partners, members, officers, directors, employees and agents referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

16.         Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares.

17.         Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof and thereof, including the Original Sales Agreement. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

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18.         GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.         CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20.         Use of Information.         The Agent may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

21.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by electronic (pdf) or facsimile transmission.

22.         Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

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23.         Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)          the Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company on other matters, and the Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)          it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)          it is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; provided that the Agent hereby agrees not to engage in any such transaction which would cause its interests to be in direct conflict with the best interests of the Company; and

(e)          it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of the Agent’s obligations under this Agreement and to keep information provided to the Agent and the Agent’s counsel by the Company confidential to the extent not otherwise publicly-available.

24.         Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date, (ii) the time of each sale of any Placement Shares pursuant to this Agreement, and (iii) each Settlement Date for each sale of Placement Shares pursuant to this Agreement.

“Rule 158,” “Rule 405,” “Rule 415” and “Rule 497” refer to such rules under the Securities Act Regulations.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.

[Signature Page Follows]

33

If the foregoing correctly sets forth the understanding among the Company, the Adviser, the Administrator and the Agent with respect to the subject matter hereof, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Adviser, the Administrator and the Agent.

Very truly yours,

Monroe CAPITAL CORPORATION

By:	/s/ Aaron D. Peck
Name: Aaron D. Peck
Title: Chief Financial Officer

Monroe CAPITAL BDC Advisors, LLC

By:	/s/ Theodore L. Koenig
Name: Theodore L. Koenig
Title: Manager

Monroe CAPITAL MANAGEMENT advisors, LLC

By: Monroe Management Holdco, LLC, its managing member

By:	/s/ Theodore L. Koenig
Name: Theodore L. Koenig
Title: Chief Executive Officer

ACCEPTED as of the date first-above written:

FBR CAPITAL MARKETS & CO.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Capital Markets

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	Monroe Capital Corporation

cc:	[__________________]

To:	FBR Capital Markets & Co.
Attention: Patrice McNicoll

Subject:	At Market Issuance—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Amended and Restated At Market Issuance Sales Agreement between Monroe Capital Corporation (the “Company”), Monroe Capital BDC Advisors, LLC (the “Adviser”), Monroe Capital Management Advisors, LLC (the “Administrator”) and FBR Capital Markets & Co. (the “Agent”), dated May 12, 2017, the Company hereby requests that the Agent sell up to ____________ of the Company’s Common Stock, $0.001 par value per share, at a minimum market price of $_____ per share, during the time period beginning [month, day, time] and ending [month, day, time].

[The Company may include such other sales parameters as it deems appropriate.]

SCHEDULE 2

Compensation

The Company shall pay to the Agent in cash, upon the sale of Placement Shares pursuant to this Agreement, an amount equal to up to 2.0% of the gross proceeds from the sale of Placement Shares.

SCHEDULE 3

Notice Parties

The Company

Name	Title	Email Address

Ted Koenig	Chairman and Chief Executive Officer	tkoenig@monroecap.com

Aaron Peck	Chief Financial Officer and Chief Investment Officer	apeck@monroecap.com

The Agent

Name	Title	Email Address

Patrice McNicoll	Co-Head of Capital Markets	pmcnicoll@fbr.com

Ryan Loforte	Senior Vice President	rloforte@fbr.com

With a copy to atmadmin@fbr.com and atmdesk@fbr.com

EXHIBIT 7(l)(1)

Form of Representation Date Certificate of the Company

This Officer’s Certificate (this “Certificate”) is executed and delivered pursuant to Section 7(l) of the Amended and Restated At Market Issuance Sales Agreement (the “Agreement”), dated as of May 12, 2017, and entered into among Monroe Capital Corporation (the “Company”), Monroe Capital BDC Advisors, LLC (the “Adviser”), Monroe Capital Management Advisors, LLC (the “Administrator”) and FBR Capital Markets & Co. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The undersigned, a duly appointed and authorized officer of the Company, having made reasonable inquiries to establish the accuracy of the statements below and having been authorized by the Company to execute this certificate on behalf of the Company, hereby certifies as follows:

1.          As of the date of this Certificate, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

2.          Each of the representations and warranties of the Company contained in the Agreement were true and correct in all material respects when originally made, and, except for those representations and warranties that speak solely as of a specific date, are true and correct as of the date of this Certificate.

3.          Except as waived by the Agent in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4.          Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus there has been no Material Adverse Effect.

5.          No stop order suspending the effectiveness of (a) the Registration Statement or of any part thereof or (b) the qualification or registration of the Placement Shares under the securities or Blue Sky laws of any jurisdiction has been issued, and, to the Company’s knowledge, no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

The undersigned has executed this Officer’s Certificate on behalf of the Company as of the date written below.

Monroe CAPITAL CORPORATION

By:
Name:
Title:

Date:

EXHIBIT 7(l)(2)

Form of Representation Date Certificate of the Adviser and the Administrator

This Officer’s Certificate (this “Certificate”) is executed and delivered pursuant to Section 7(l) of the Amended and Restated At Market Issuance Sales Agreement (the “Agreement”), dated as of May 12, 2017, and entered into among Monroe Capital Corporation (the “Company”), Monroe Capital BDC Advisors, LLC (the “Adviser”), Monroe Capital Management Advisors, LLC (the “Administrator”) and FBR Capital Markets & Co. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The undersigned, a duly appointed and authorized officer of the Adviser and the Administrator, having made reasonable inquiries to establish the accuracy of the statements below and having been authorized by the Adviser and the Administrator to execute this certificate on behalf of the Adviser and the Administrator, hereby certifies as follows:

1.          Each of the representations and warranties of the Adviser and the Administrator contained in the Agreement were true and correct in all material respects when originally made, and, except for those representations and warranties that speak solely as of a specific date, are true and correct as of the date of this Certificate.

2.          Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus there has been no Adviser/Administrator Material Adverse Effect.

The undersigned has executed this Officer’s Certificate on behalf of the Adviser and the Administrator as of the date written below.

Monroe CAPITAL BDC Advisors, LLC

By:
Name:
Title:

Date:

Monroe CAPITAL Management Advisors, LLC

By:
Name:
Title:

Date: